Exhibit 99.3

AMENDMENT NO. 2 TO

NUTON COLLABORATION AGREEMENT

Pursuant to Section 7.09 of the Nuton Collaboration Agreement dated August 30, 2022 (the “NCA”) by and among Nuton LLC, a Delaware Limited Liability Company (“Nuton” or “Investor”), McEwen Copper Inc., a Colorado Corporation (the “Corporation”), McEwen Mining Inc. (“McEwen Mining”), a corporation incorporated under the laws of the Province of Alberta, Canada, and Robert R. McEwen, an individual acting in his personal capacity (“Robert R. McEwen”) (collectively, the “Parties”), the Parties enter into this Amendment No. 2 to the NCA (“Amendment No. 2”) as of October 18, 2023. Capitalized terms not defined below have the meanings set forth in the NCA.

WHEREAS, the Corporation has entered into a subscription agreement (the “October 2023 Subscription Agreement”) dated as of the date hereof, pursuant to which the Investor will acquire 152,615 Common Shares (as defined herein) in the capital of the Corporation (the “October 2023 Subscription”).

WHEREAS, the Parties have agreed to additional rights and obligations as part of the October 2023 Subscription and now desire to amend the terms of the NCA to reflect such agreement.

WHEREAS, Section 7.09 of the NCA provides that the NCA may be amended by agreement in writing by each of the Parties.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements below and for other good and valuable consideration to which none of the Parties would otherwise be entitled, the receipt and sufficiency of which is irrevocably acknowledged, it is agreed by and among the Parties as follows:

(1)            The end date of the exclusivity described in Section 4.02 shall be modified to February 1, 2025.

(2)            The modification of Section 4.02 in Amendment No. 1 to the NCA shall be terminated.

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IN WITNESS WHEREOF the Parties hereto have duly executed this Amendment No. 2 as of the date and year first above written.

McEwen Copper Inc.

Per:	/s Robert R. McEwen
	Name:	Robert McEwen
	Title:	Director and President

McEwen Mining Inc.

Per:	/s/ Robert R. McEwen
	Name:	Robert R. McEwen
	Title:	Chief Executive Officer

/s/ Robert R. McEwen
Robert R. McEwen

NUTON LLC

Per:	/s/ Adam Burley
	Name:	Adam Burley
	Title:	CEO & President